AMERICAN Homes 4 Rent

SECOND QUARTER 2017

Earnings Release &
Supplemental Information Package

American Homes 4 Rent

American Homes 4 Rent

Earnings Press Release

American Homes 4 Rent Reports Second Quarter 2017 Financial and Operating Results
AGOURA HILLS, Calif., August 3, 2017—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter ended June 30, 2017.
Highlights

•	Total revenues increased 7.6% to $237.0 million for the second quarter of 2017 from $220.3 million for the second quarter of 2016.

•
Net loss attributable to common shareholders totaled $0.2 million, or a $0.00 loss per basic and diluted share, for the second quarter of 2017, compared to a net loss attributable to common shareholders of $10.4 million, or a $0.04 loss per basic and diluted share, for the second quarter of 2016.

•
Core Funds from Operations attributable to common share and unit holders for the second quarter of 2017 was $81.5 million, or $0.26 per FFO share and unit, compared to $73.5 million, or $0.25 per FFO share and unit, for the same period in 2016, which represents a 4.0% increase on a per share and unit basis.

•
Adjusted Funds from Operations attributable to common share and unit holders for the second quarter of 2017 was $70.4 million, or $0.22 per FFO share and unit, compared to $62.6 million, or $0.21 per FFO share and unit, for the same period in 2016, which represents a 4.8% increase on a per share and unit basis.

•	Increased Core Net Operating Income ("Core NOI") margin on Same-Home properties to 64.3% for the second quarter of 2017, compared to 62.6% for the same period in 2016.

•	Increased Core NOI after capital expenditures from Same-Home properties by 7.4% year over year for the quarter ended June 30, 2017.

•	Maintained solid leasing performance with total and Same-Home portfolio leasing percentages of 95.2% and 96.5%, respectively, as of June 30, 2017.

•	Achieved rental rate growth with 6.1% and 3.2% rental rate increases on new and renewal leases, respectively, during the quarter ended June 30, 2017.

•	Entered into a $1.0 billion credit agreement amendment, which lowers our cost of borrowing and provides a more flexible borrowing structure (see terms under "Capital Activities and Balance Sheet").

•
In April and July 2017, the Company issued 6,200,000 5.875% Series F perpetual preferred shares and 4,600,000 5.875% Series G perpetual preferred shares, raising gross proceeds of $155.0 million and $115.0 million, respectively, before offering costs.

“We are pleased with our strong operational and financial results for the second quarter, including a 7.4% increase in Core NOI after capital expenditures from our Same-Home properties that demonstrates the strength of our portfolio and operational excellence of our platform,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “Our recently expanded acquisition program and new homebuilding initiative mark the beginning of the next growth phase in the history of American Homes 4 Rent.  Coupling the strength of our balance sheet and robust access to investment grade forms of capital, we believe our accelerated external growth will leverage the scalability of our best-in-class operating platform, driving further margin expansion and creating long-term value for our shareholders.”
Second Quarter 2017 Financial Results
Total revenues increased 7.6% to $237.0 million for the second quarter of 2017 from $220.3 million for the second quarter of 2016. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 45,687 homes for the quarter ended June 30, 2017, compared to 44,592 homes for the quarter ended June 30, 2016.

American Homes 4 Rent

Earnings Press Release (continued)

Net loss attributable to common shareholders totaled $0.2 million, or a $0.00 loss per basic and diluted share, for the second quarter of 2017, compared to a net loss attributable to common shareholders of $10.4 million, or a $0.04 loss per basic and diluted share, for the second quarter of 2016. This improvement was primarily attributable to higher revenues, lower interest expense and a reduction in depreciation and amortization expense, partially offset by increases in property operating expenses and preferred dividends, as well as by a loss on early extinguishment of debt.
Core NOI from Same-Home properties increased 6.5% to $102.7 million for the second quarter of 2017, compared to $96.5 million for the second quarter of 2016. This increase was primarily due to rental rate growth and lower core property operating expenses. After capital expenditures, Core NOI from Same-Home properties increased 7.4% to $95.6 million for the second quarter of 2017, compared to $89.0 million for the second quarter of 2016. This additional improvement was attributable to our operational enhancements, which also resulted in lower levels of capital expenditures.
Core NOI on our total portfolio increased 9.0% to $131.7 million for the second quarter of 2017, compared to $120.9 million for the second quarter of 2016. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core Funds from Operations attributable to common share and unit holders ("Core FFO attributable to common share and unit holders") was $81.5 million, or $0.26 per FFO share and unit, for the second quarter of 2017, compared to $73.5 million, or $0.25 per FFO share and unit, for the second quarter of 2016. Adjusted Funds from Operations attributable to common share and unit holders ("Adjusted FFO attributable to common share and unit holders") for the second quarter of 2017 was $70.4 million, or $0.22 per FFO share and unit, compared to $62.6 million, or $0.21 per FFO share and unit, for the second quarter of 2016. This improvement was primarily attributable to significant increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Year-to-Date 2017 Financial Results
Total revenues increased 13.4% to $470.8 million for the six-month period ended June 30, 2017, from $415.3 million for the six-month period ended June 30, 2016. Revenue growth was primarily driven by continued strong leasing activity, as our average leased portfolio grew to 45,391 homes for the six-month period ended June 30, 2017, compared to 41,862 homes for the six-month period ended June 30, 2016.
Net loss attributable to common shareholders totaled $1.7 million, or a $0.01 loss per basic and diluted share, for the six-month period ended June 30, 2017, compared to a net loss attributable to common shareholders of $14.8 million, or a $0.06 loss per basic and diluted share, for the six-month period ended June 30, 2016. This improvement was primarily attributable to higher revenues and lower acquisition fees and costs expensed, partially offset by increases in property operating expenses and preferred dividends, as well as a gain on the conversion of Series E convertible units into Series D convertible units in the first quarter of 2016.
Core NOI from Same-Home properties increased 7.0% to $206.0 million for the six-month period ended June 30, 2017, compared to $192.5 million for the six-month period ended June 30, 2016. This increase was primarily due to rental rate growth and lower core property operating expenses. After capital expenditures, Core NOI from Same-Home properties increased 8.2% to $193.9 million for the six-month period ended June 30, 2017, compared to $179.2 million for the six-month period ended June 30, 2016. This additional improvement was attributable to our operational enhancements, which also resulted in lower levels of capital expenditures.

American Homes 4 Rent

Earnings Press Release (continued)

Core NOI on our total portfolio increased 16.0% to $263.5 million for the six-month period ended June 30, 2017, compared to $227.1 million for the six-month period ended June 30, 2016. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.
Core FFO attributable to common share and unit holders was $158.2 million, or $0.51 per FFO share and unit, for the six-month period ended June 30, 2017, compared to $137.1 million, or $0.48 per FFO share and unit, for the six-month period ended June 30, 2016. Adjusted FFO attributable to common share and unit holders for the six-month period ended June 30, 2017, was $139.3 million, or $0.45 per FFO share and unit, compared to $118.3 million, or $0.42 per FFO share and unit, for the six-month period ended June 30, 2016. This improvement was primarily attributable to significant increases in rental revenue driven by a larger number of leased properties and higher rental rates.
Portfolio
As of June 30, 2017, the Company had 46,089 leased properties, an increase of 804 properties from March 31, 2017. As of June 30, 2017, the leased percentage on Same-Home properties was 96.5%, compared to 96.0% as of March 31, 2017.
Investments
As of June 30, 2017, the Company’s total portfolio consisted of 48,982 homes, including 582 homes held for sale, compared to 48,336 homes as of March 31, 2017, including 704 homes held for sale, an increase of 646 homes, which included 773 homes acquired and 127 homes sold (including 89 former ARPI properties).
Capital Activities and Balance Sheet
In the second quarter of 2017, the Company entered into a $1.0 billion credit agreement amendment, which lowers our cost of borrowing and provides a more flexible borrowing structure. The amended terms expanded the borrowing capacity of the revolving credit facility to $800.0 million and reduced the borrowing capacity of the term loan facility to $200.0 million. The interest rates were amended to accrue interest at either a LIBOR rate plus a margin ranging from 0.825% to 1.55% or a base rate plus a margin ranging from 0.00% to 0.55% for the revolving credit facility and at either a LIBOR rate plus a margin ranging from 0.90% to 1.75% or a base rate plus a margin ranging from 0.00% to 0.75% for the term loan facility. The revolving credit facility matures on June 30, 2021, with two six-month extension options at the Company's election, and the term loan facility matures on June 30, 2022.
In the second quarter of 2017, the Company paid off the outstanding principal on the AH4R 2014-SFR1 asset-backed securitization of approximately $455.4 million using proceeds from the Class A common share offering in March 2017 and available cash.
In the second quarter of 2017, the Company issued 6,200,000 5.875% Series F cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $155.0 million before offering costs of approximately $5.2 million, with a liquidation preference of $25.00 per share.
In July 2017, the Company issued 4,600,000 5.875% Series G cumulative redeemable perpetual preferred shares in an underwritten public offering, raising gross proceeds of $115.0 million before offering costs of approximately $4.1 million, with a liquidation preference of $25.00 per share.
As of June 30, 2017, the Company had cash and cash equivalents of $67.3 million and had total outstanding debt of $2.5 billion, excluding an unamortized discount on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs, with a weighted-average stated interest rate of 4.06% and a weighted-average term to maturity of 15.1 years. The Company’s $800.0 million revolving credit facility and $200.0 million term loan facility had

American Homes 4 Rent

Earnings Press Release (continued)

outstanding borrowings of $92.0 million and $200.0 million, respectively, at the end of the quarter. Subsequent to quarter-end, the Company paid down all outstanding borrowings under the revolving credit facility using proceeds from the 5.875% Series G cumulative redeemable perpetual preferred offering, leaving the Company's $800.0 million revolving credit facility fully undrawn.
Additional Information
A copy of the Company’s Second Quarter 2017 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, August 4, 2017, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2017, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (for U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, August 18, 2017, by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13665821#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of June 30, 2017, we owned 48,982 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that our acquisition and homebuilding programs will result in continued growth and that we will continue to expand margins. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company's management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the SEC.

American Homes 4 Rent

Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
Operating Data
Net loss attributable to common shareholders	$(186)	$(10,404)	$(1,676)	$(14,781)
Core revenues from single-family properties	$206,005	$194,801	$408,206	$363,924
Core Net Operating Income	$131,748	$120,883	$263,466	$227,090
Core Net Operating Income margin	64.0%	62.1%	64.5%	62.4%
Platform Efficiency Percentage	12.6%	13.3%	12.6%	13.9%
Adjusted EBITDA after Capex and Leasing Costs	$114,991	$105,116	$231,050	$197,992
Adjusted EBITDA after Capex and Leasing Costs Margin	54.9%	52.5%	55.7%	52.9%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.22	$0.23	$0.45	$0.48
Core FFO attributable to common share and unit holders	$0.26	$0.25	$0.51	$0.48
Adjusted FFO attributable to common share and unit holders	$0.22	$0.21	$0.45	$0.42

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Selected Balance Sheet Information - end of period
Single-family properties, net	$7,633,784	$7,542,196	$7,547,856	$7,545,398	$7,521,659
Total assets	$8,146,307	$8,490,605	$8,107,210	$8,086,499	$8,252,400
Outstanding borrowings under credit facilities, net	$289,648	$346,909	$321,735	$321,575	$142,000
Total Debt	$2,480,787	$2,999,587	$2,981,062	$2,988,383	$3,166,858
Total Market Capitalization	$10,716,768	$11,194,693	$10,227,619	$10,319,885	$10,145,385
Total Debt to Total Market Capitalization	23.1%	26.8%	29.1%	29.0%	31.2%
Net Debt to Adjusted EBITDA	4.8 x	5.1 x	6.1 x	6.6 x	7.3 x
NYSE AMH Class A common share closing price	$22.57	$22.96	$20.98	$21.64	$20.48

Portfolio Data - end of period
Leased single-family properties	46,089	45,285	44,798	44,746	44,729
Occupied single-family properties	45,495	44,941	44,559	44,267	44,021
Single-family properties newly acquired and being renovated	508	367	312	406	183
Single-family properties being prepared for re-lease	161	121	91	90	177
Vacant single-family properties available for re-lease	1,521	1,796	1,985	1,625	1,333
Vacant single-family properties available for initial lease	121	63	117	48	34
Total single-family properties, excluding held for sale	48,400	47,632	47,303	46,915	46,456
Single-family properties held for sale	582	704	1,119	1,238	1,582
Total single-family properties	48,982	48,336	48,422	48,153	48,038
Total leased percentage (1)	95.2%	95.1%	94.7%	95.4%	96.3%
Total occupancy percentage (1)	94.0%	94.4%	94.2%	94.4%	94.8%
Same-Home leased percentage (36,790 properties)	96.5%	96.0%	95.7%	96.1%	96.8%
Same-Home occupancy percentage (36,790 properties)	95.3%	95.3%	95.3%	95.1%	95.2%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series A participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series B participating preferred share	$0.31	$0.31	$0.31	$0.31	$0.31
Distributions declared per Series C participating preferred share	$0.34	$0.34	$0.34	$0.34	$0.34
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.17
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.41	$—
Distributions declared per Series F perpetual preferred share (2)	$0.27	$—	$—	$—	$—

(1)	Leased and occupancy percentages are calculated based on total single-family properties, excluding held for sale properties.

(2)	Series F perpetual preferred shares offering close date and initial dividend start date is April 24, 2017.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent

Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
Revenues:
Rents from single-family properties	$204,648	$193,491	$405,755	$361,486
Fees from single-family properties	2,690	2,724	5,294	4,921
Tenant charge-backs	27,382	20,253	55,755	41,269
Other	2,288	3,846	3,958	7,597
Total revenues	237,008	220,314	470,762	415,273

Expenses:
Property operating expenses	85,954	77,887	169,259	146,499
Property management expenses	17,442	18,096	34,920	34,842
General and administrative expense	8,926	7,931	18,221	16,501
Interest expense	28,392	35,481	60,281	66,458
Acquisition fees and costs expensed	1,412	3,489	2,508	9,142
Depreciation and amortization	72,716	79,604	146,669	149,121
Other	1,359	2,087	2,917	3,340
Total expenses	216,201	224,575	434,775	425,903

Gain on sale of single-family properties and other, net	2,454	658	4,480	892
Loss on early extinguishment of debt	(6,555)	—	(6,555)	—
Gain on conversion of Series E units	—	—	—	11,463
Remeasurement of participating preferred shares	(1,640)	(150)	(7,050)	(450)

Net income (loss)	15,066	(3,753)	26,862	1,275

Noncontrolling interest	(30)	(761)	(331)	3,075
Dividends on preferred shares	15,282	7,412	28,869	12,981

Net loss attributable to common shareholders	$(186)	$(10,404)	$(1,676)	$(14,781)

Weighted-average shares outstanding—basic and diluted	258,900,456	238,481,265	251,685,993	228,819,566

Net loss attributable to common shareholders per share—basic and diluted	$—	$(0.04)	$(0.01)	$(0.06)

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent

Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
Net loss attributable to common shareholders	$(186)	$(10,404)	$(1,676)	$(14,781)
Adjustments:
Noncontrolling interests in the Operating Partnership	(31)	(616)	(370)	3,296
Net (gain) loss on sale / impairment of single-family properties and other	(896)	68	(1,993)	8
Depreciation and amortization	72,716	79,604	146,669	149,121
Less: depreciation and amortization of non-real estate assets	(1,748)	(1,388)	(4,297)	(2,743)
FFO attributable to common share and unit holders	$69,855	$67,264	$138,333	$134,901
Adjustments:
Acquisition fees and costs expensed	1,412	3,489	2,508	9,142
Noncash share-based compensation - general and administrative	697	585	1,218	1,098
Noncash share-based compensation - property management	424	398	841	755
Noncash interest expense related to acquired debt	874	1,649	1,714	2,225
Loss on early extinguishment of debt	6,555	—	6,555	—
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	1,640	150	7,050	450
Core FFO attributable to common share and unit holders	$81,457	$73,535	$158,219	$137,108
Recurring capital expenditures (1)	(9,096)	(8,755)	(15,540)	(14,772)
Leasing costs	(1,919)	(2,151)	(3,401)	(4,080)
Adjusted FFO attributable to common share and unit holders	$70,442	$62,629	$139,278	$118,256

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.22	$0.23	$0.45	$0.48
Core FFO attributable to common share and unit holders	$0.26	$0.25	$0.51	$0.48
Adjusted FFO attributable to common share and unit holders	$0.22	$0.21	$0.45	$0.42

Weighted-average FFO shares and units:
Common shares outstanding	258,900,456	238,481,265	251,685,993	228,819,566
Share-based compensation plan (2)	756,166	—	746,895	—
Operating partnership units	55,550,593	55,562,904	55,553,262	55,146,394
Total weighted-average FFO shares and units	315,207,215	294,044,169	307,986,150	283,965,960

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

(2)	Reflects the effect of potentially dilutive securities issuable upon the assumed vesting / exercise of restricted stock units and stock options.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent

Core Net Operating Income - Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
Rents from single-family properties	$204,648	$193,491	$405,755	$361,486
Fees from single-family properties	2,690	2,724	5,294	4,921
Bad debt expense	(1,333)	(1,414)	(2,843)	(2,483)
Core revenues	206,005	194,801	408,206	363,924

Property tax expense	36,672	36,164	73,434	66,438
HOA fees, net (1)	4,099	3,823	7,985	7,246
R&M and turnover costs, net (1)	15,687	15,077	27,982	27,256
Insurance	1,924	2,261	3,864	4,364
Property management expenses, net (2)	15,875	16,593	31,475	31,530
Core property operating expenses	74,257	73,918	144,740	136,834

Core Net Operating Income	$131,748	$120,883	$263,466	$227,090
Core Net Operating Income margin	64.0%	62.1%	64.5%	62.4%

	For the Three Months Ended Jun 30, 2017
	Same-Home Properties	Stabilized, Non-Same-Home Properties	Former ARPI Properties	Subtotal Same-Home, Stabilized and ARPI	Other & Held for Sale Properties (3)	Total Single-Family Properties
Property count	36,790	2,873	7,469	47,132	1,850	48,982

Rents from single-family properties	$158,760	$12,392	$30,517	$201,669	$2,979	$204,648
Fees from single-family properties	1,969	120	420	2,509	181	2,690
Bad debt expense	(1,022)	(87)	(166)	(1,275)	(58)	(1,333)
Core revenues	159,707	12,425	30,771	202,903	3,102	206,005

Property tax expense	28,031	2,017	5,640	35,688	984	36,672
HOA fees, net (1)	3,043	217	746	4,006	93	4,099
R&M and turnover costs, net (1)	12,163	666	2,263	15,092	595	15,687
Insurance	1,441	138	300	1,879	45	1,924
Property management expenses, net (2)	12,308	958	2,371	15,637	238	15,875
Core property operating expenses	56,986	3,996	11,320	72,302	1,955	74,257

Core Net Operating Income	$102,721	$8,429	$19,451	$130,601	$1,147	$131,748
Core Net Operating Income margin	64.3%	67.8%	63.2%	64.4%	37.0%	64.0%

(1)	Presented net of tenant charge-backs. In-house maintenance costs, which were previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

(3)	Includes 1,268 non-stabilized properties and 582 properties classified as held for sale.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent

Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Jun 30,			For the Six Months Ended Jun 30,
	2017	2016	Change	2017	2016	Change
Number of Same-Home properties	36,790	36,790		36,790	36,790
Leased percentage as of period end	96.5%	96.8%	(0.3)%	96.5%	96.8%	(0.3)%
Occupancy percentage as of period end	95.3%	95.2%	0.1%	95.3%	95.2%	0.1%
Average occupancy percentage	95.2%	95.2%	—%	95.2%	95.2%	—%
Average contractual monthly rent as of period end	$1,522	$1,476	3.1%	$1,522	$1,476	3.1%
Turnover Rate	11.5%	12.5%	(1.0)%	20.6%	21.3%	(0.7)%
Turnover Rate - TTM	40.3%	N/A		N/A	N/A

Core Net Operating Income:
Rents from single-family properties	$158,760	$153,175	3.6%	$315,951	$304,600	3.7%
Fees from single-family properties	1,969	2,054	(4.1)%	3,857	3,939	(2.1)%
Bad debt expense	(1,022)	(1,124)	(9.1)%	(2,210)	(2,111)	4.7%
Core revenues	159,707	154,105	3.6%	317,598	306,428	3.6%

Property tax expense	28,031	28,422	(1.4)%	56,504	55,768	1.3%
HOA fees, net (1)	3,043	2,937	3.6%	5,979	5,935	0.7%
R&M and turnover costs, net (1)	12,163	11,443	6.3%	21,602	22,104	(2.3)%
Insurance	1,441	1,699	(15.2)%	2,987	3,534	(15.5)%
Property management expenses, net (2)	12,308	13,126	(6.2)%	24,490	26,579	(7.9)%
Core property operating expenses	56,986	57,627	(1.1)%	111,562	113,920	(2.1)%

Core Net Operating Income	$102,721	$96,478	6.5%	$206,036	$192,508	7.0%
Core Net Operating Income margin	64.3%	62.6%		64.9%	62.8%

Capital expenditures	7,118	7,465	(4.6)%	12,160	13,345	(8.9)%
Core Net Operating Income After Capital Expenditures	$95,603	$89,013	7.4%	$193,876	$179,163	8.2%

Per property:
Average capital expenditures	$193	$203	(4.6)%	$330	$363	(8.9)%
Average R&M and turnover costs, net, plus capital expenditures	$524	$514	1.9%	$917	$964	(4.9)%

Same-Home Results – Sequential Quarterly History

	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Core Net Operating Income:
Rents from single-family properties	$158,760	$157,191	$156,424	$155,110	$153,175
Fees from single-family properties	1,969	1,888	1,795	2,234	2,054
Bad debt expense	(1,022)	(1,188)	(1,386)	(1,812)	(1,124)
Core revenues	159,707	157,891	156,833	155,532	154,105

Property tax expense	28,031	28,473	27,033	27,884	28,422
HOA fees, net (1)	3,043	2,936	3,001	3,058	2,937
R&M and turnover costs, net (1)	12,163	9,439	10,563	14,004	11,443
Insurance	1,441	1,546	1,666	1,675	1,699
Property management expenses, net (2)	12,308	12,182	12,343	12,989	13,126
Core property operating expenses	56,986	54,576	54,606	59,610	57,627

Core Net Operating Income	$102,721	$103,315	$102,227	$95,922	$96,478
Core Net Operating Income margin	64.3%	65.4%	65.2%	61.7%	62.6%

Capital expenditures	7,118	5,042	5,401	8,967	7,465
Core Net Operating Income After Capital Expenditures	$95,603	$98,273	$96,826	$86,955	$89,013

Per property:
Average capital expenditures	$193	$137	$147	$244	$203
Average R&M and turnover costs, net, plus capital expenditures	$524	$393	$435	$625	$514

(1)	Presented net of tenant charge-backs. In-house maintenance costs, which were previously presented separately, are included in R&M and turnover costs, net.

(2)	Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent

Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Gross Book Value per Property	% of 2Q17 NOI	Average Contractual Monthly Rent (1)
Dallas-Fort Worth, TX	3,051	$161,884	7.0%	$1,651
Indianapolis, IN	2,718	153,251	6.3%	1,346
Atlanta, GA	2,433	165,351	6.7%	1,467
Charlotte, NC	2,193	175,256	6.5%	1,491
Greater Chicago area, IL and IN	1,997	180,275	5.7%	1,767
Houston, TX	1,950	174,986	4.3%	1,648
Cincinnati, OH	1,820	173,659	5.0%	1,512
Phoenix, AZ	1,575	163,735	3.9%	1,240
Tampa, FL	1,514	190,107	4.3%	1,641
Raleigh, NC	1,473	181,596	4.3%	1,464
Jacksonville, FL	1,465	153,020	3.6%	1,415
Nashville, TN	1,440	209,806	5.2%	1,693
Columbus, OH	1,374	154,713	4.0%	1,514
Orlando, FL	1,076	169,904	2.8%	1,539
Salt Lake City, UT	1,047	220,529	3.7%	1,584
Las Vegas, NV	950	176,110	2.8%	1,428
San Antonio, TX	833	155,563	2.0%	1,472
Austin, TX	664	151,380	1.4%	1,464
Denver, CO	634	274,582	2.8%	2,062
Charleston, SC	604	179,720	1.7%	1,590
All Other (2)	5,979	173,950	16.0%	1,453
Total / Average	36,790	$173,967	100.0%	$1,522

	Average Occupancy Percentage			Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Market	2Q17 QTD	2Q16 QTD	Change
Dallas-Fort Worth, TX	94.6%	95.7%	(1.1)%	3.5%	7.4%	5.1%
Indianapolis, IN	95.0%	94.8%	0.2%	2.4%	6.2%	4.1%
Atlanta, GA	96.4%	96.2%	0.2%	3.9%	9.2%	5.9%
Charlotte, NC	94.8%	96.0%	(1.2)%	3.5%	5.7%	4.5%
Greater Chicago area, IL and IN	96.1%	95.9%	0.2%	2.7%	5.6%	3.7%
Houston, TX	92.4%	93.4%	(1.0)%	2.2%	(0.2)%	1.2%
Cincinnati, OH	94.8%	95.2%	(0.4)%	2.9%	4.9%	3.8%
Phoenix, AZ	97.5%	97.2%	0.3%	3.3%	11.1%	6.3%
Tampa, FL	94.7%	95.2%	(0.5)%	3.3%	5.2%	4.2%
Raleigh, NC	94.9%	94.5%	0.4%	3.2%	4.9%	3.9%
Jacksonville, FL	95.7%	94.1%	1.6%	3.3%	7.5%	5.0%
Nashville, TN	94.5%	95.5%	(1.0)%	3.1%	6.2%	4.3%
Columbus, OH	96.4%	96.3%	0.1%	3.5%	7.4%	5.1%
Orlando, FL	95.3%	95.3%	—%	3.9%	9.0%	6.1%
Salt Lake City, UT	96.9%	95.8%	1.1%	3.4%	7.7%	5.4%
Las Vegas, NV	97.0%	97.1%	(0.1)%	3.0%	7.8%	4.7%
San Antonio, TX	95.0%	93.7%	1.3%	2.8%	5.3%	3.7%
Austin, TX	94.4%	95.3%	(0.9)%	3.9%	4.9%	4.4%
Denver, CO	96.1%	96.4%	(0.3)%	3.5%	6.5%	4.9%
Charleston, SC	93.6%	95.3%	(1.7)%	3.0%	4.7%	3.8%
All Other (2)	94.8%	94.0%	0.8%	3.0%	4.7%	3.8%
Total / Average	95.2%	95.2%	—%	3.2%	6.0%	4.3%

(1)	Average contractual monthly rent as of June 30, 2017.

(2)	Represents 21 markets in 15 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent

Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Jun 30, 2017	Dec 31, 2016
	(Unaudited)
Assets
Single-family properties:
Land	$1,553,214	$1,512,183
Buildings and improvements	6,815,409	6,614,953
Single-family properties held for sale, net	65,237	87,430
	8,433,860	8,214,566
Less: accumulated depreciation	(800,076)	(666,710)
Single-family properties, net	7,633,784	7,547,856
Cash and cash equivalents	67,325	118,799
Restricted cash	128,524	131,442
Rent and other receivables, net	19,262	17,618
Escrow deposits, prepaid expenses and other assets	137,496	133,594
Deferred costs and other intangibles, net	13,971	11,956
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$8,146,307	$8,107,210

Liabilities
Revolving credit facility	$92,000	$—
Term loan facility, net	197,648	321,735
Asset-backed securitizations, net	1,985,847	2,442,863
Exchangeable senior notes, net	109,862	108,148
Secured note payable	49,346	49,828
Accounts payable and accrued expenses	222,990	177,206
Participating preferred shares derivative liability	76,860	69,810
Total liabilities	2,734,553	3,169,590

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	2,585	2,427
Class B common shares	6	6
Preferred shares	432	370
Additional paid-in capital	5,075,460	4,568,616
Accumulated deficit	(405,426)	(378,578)
Accumulated other comprehensive income	—	95
Total shareholders’ equity	4,673,057	4,192,936

Noncontrolling interest	738,697	744,684
Total equity	5,411,754	4,937,620

Total liabilities and equity	$8,146,307	$8,107,210

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent

Debt Summary and Maturity Schedule as of June 30, 2017
(Amounts in thousands)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$92,000	$92,000	3.7%	2.42%	5.0
Term loan facility (3)	—	200,000	200,000	8.1%	2.57%	5.0
Total floating rate debt	—	292,000	292,000	11.8%	2.52%	5.0

Fixed rate debt:
AH4R 2014-SFR2	499,245	—	499,245	20.1%	4.42%	7.3
AH4R 2014-SFR3	514,824	—	514,824	20.8%	4.40%	7.4
AH4R 2015-SFR1	540,717	—	540,717	21.8%	4.14%	27.8
AH4R 2015-SFR2	469,655	—	469,655	18.9%	4.36%	28.3
Exchangeable senior notes	—	115,000	115,000	4.6%	3.25%	1.4
Secured note payable	49,346	—	49,346	2.0%	4.06%	2.0
Total fixed rate debt	2,073,787	115,000	2,188,787	88.2%	4.26%	16.5

Total Debt	$2,073,787	$407,000	$2,480,787	100.0%	4.06%	15.1

Unamortized discounts and loan costs			(46,084)
Total debt per balance sheet			$2,434,703

Year (2)	Floating Rate	Fixed Rate	Total	% of Total
Remaining 2017	$—	$10,845	$10,845	0.4%
2018	—	136,723	136,723	5.5%
2019	—	68,564	68,564	2.8%
2020	—	20,714	20,714	0.8%
2021	—	20,714	20,714	0.8%
2022	292,000	20,714	312,714	12.6%
2023	—	20,714	20,714	0.8%
2024	—	956,692	956,692	38.6%
2025	—	10,302	10,302	0.4%
2026	—	10,302	10,302	0.4%
Thereafter	—	912,503	912,503	36.9%
Total	$292,000	$2,188,787	$2,480,787	100.0%
(1)     Interest rates on floating rate debt reflect stated rates as of period end.

(2)	Years to maturity and maturity schedule reflect all debt on a fully extended basis.

(3)
The interest rates shown above reflect the Company's LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of June 30, 2017.

Interest Expense Reconciliation

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
Interest expense per income statement	$28,392	$35,481	$60,281	$66,458
Less: noncash interest expense related to acquired debt	(874)	(1,649)	(1,714)	(2,225)
Interest expense included in Core FFO attributable to common share and unit holders	27,518	33,832	58,567	64,233
Less: amortization of deferred financing costs	(1,848)	(2,762)	(4,410)	(5,438)
Add: capitalized interest	1,035	359	1,638	995
Cash interest	$26,705	$31,429	$55,795	$59,790

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent

Capital Structure as of June 30, 2017
(Amounts in thousands, except share and per share data)

Total Capitalization

Total Debt		$2,480,787	23.1%

Total preferred shares at liquidation value		1,133,781	10.6%

Common equity at market value:
Common shares outstanding	259,125,568
Operating partnership units	55,548,778
Total shares and units	314,674,346
NYSE AMH Class A common share closing price at June 30, 2017	$22.57
Market value of common shares and operating partnership units		7,102,200	66.3%

Total Market Capitalization		$10,716,768	100.0%

Preferred Shares

	Earliest Redemption Date	Outstanding Shares	Liquidation Value (1)		Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.000% Series A Participating Preferred Shares	9/30/2017	5,060,000	$28.32	$143,317	$1.250	$6,325
5.000% Series B Participating Preferred Shares	9/30/2017	4,400,000	$28.32	124,623	$1.250	5,500
5.500% Series C Participating Preferred Shares	3/31/2018	7,600,000	$27.91	212,091	$1.375	10,450
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	268,750	$1.625	17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
Total preferred shares at liquidation value		43,210,000		$1,133,781		$63,455

(1)
Liquidation value for all Participating Preferred Shares reflects initial liquidation value of $25.00 per share, adjusted by most recent quarterly HPA adjustment calculation, which is made available under the “For Investors” page of the Company’s website.

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDA	4.8 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDA	7.4 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	2.9 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	61.5%

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent

Top 20 Markets Summary as of June 30, 2017
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Dallas-Fort Worth, TX	4,341	9.0%	$162,003	2,121	13.6
Atlanta, GA	4,191	8.7%	164,411	2,107	16.2
Houston, TX	3,151	6.5%	162,836	2,114	11.6
Charlotte, NC	3,056	6.3%	178,639	2,049	13.9
Indianapolis, IN	2,897	6.0%	151,247	1,934	14.8
Phoenix, AZ	2,770	5.7%	162,023	1,815	14.7
Nashville, TN	2,506	5.2%	200,576	2,103	13.1
Greater Chicago area, IL and IN	2,033	4.2%	180,530	1,896	15.8
Cincinnati, OH	1,975	4.1%	172,482	1,849	15.1
Raleigh, NC	1,919	4.0%	177,592	1,850	12.7
Tampa, FL	1,850	3.8%	186,815	1,938	13.8
Jacksonville, FL	1,797	3.7%	156,836	1,910	13.3
Columbus, OH	1,658	3.4%	158,394	1,837	15.8
Orlando, FL	1,575	3.3%	170,097	1,872	16.1
Salt Lake City, UT	1,048	2.2%	220,462	2,131	16.1
Las Vegas, NV	1,023	2.1%	174,757	1,841	14.4
San Antonio, TX	1,004	2.1%	156,048	2,014	14.1
Charleston, SC	858	1.8%	184,292	1,916	11.3
Winston Salem, NC	761	1.6%	149,576	1,730	13.5
Austin, TX	701	1.3%	152,846	1,860	12.9
All Other (3)	7,286	15.0%	188,811	1,881	14.0
Total / Average	48,400	100.0%	$172,905	1,963	14.2
Leasing Information (1)

Market	Leased Percentage (2)	Occupancy Percentage (2)	Avg. Contractual Monthly Rent Per Property (2)	Avg. Change in Rent for Renewals	Avg. Change in Rent for Re-Leases	Avg. Blended Change in Rent
Dallas-Fort Worth, TX	95.6%	94.4%	$1,649	3.6%	7.4%	5.1%
Atlanta, GA	95.7%	94.8%	1,448	4.0%	9.2%	6.0%
Houston, TX	93.7%	91.7%	1,592	2.3%	0.2%	1.4%
Charlotte, NC	92.8%	91.3%	1,490	3.6%	6.5%	4.8%
Indianapolis, IN	97.1%	95.6%	1,340	2.5%	6.5%	4.2%
Phoenix, AZ	98.2%	97.6%	1,221	3.2%	12.1%	6.7%
Nashville, TN	93.4%	92.2%	1,642	3.1%	6.5%	4.4%
Greater Chicago area, IL and IN	96.7%	95.7%	1,768	2.7%	5.6%	3.7%
Cincinnati, OH	96.5%	95.1%	1,511	2.9%	4.9%	3.8%
Raleigh, NC	95.8%	94.2%	1,439	3.2%	5.3%	4.0%
Tampa, FL	94.1%	92.8%	1,612	3.4%	5.4%	4.3%
Jacksonville, FL	91.0%	90.0%	1,420	3.2%	7.5%	5.0%
Columbus, OH	94.8%	94.1%	1,516	3.5%	7.3%	5.1%
Orlando, FL	96.6%	95.0%	1,515	4.0%	9.1%	6.2%
Salt Lake City, UT	98.4%	97.9%	1,584	3.4%	7.7%	5.4%
Las Vegas, NV	98.4%	97.5%	1,416	3.0%	7.9%	4.7%
San Antonio, TX	95.1%	93.4%	1,471	2.8%	5.8%	3.9%
Charleston, SC	88.3%	87.4%	1,596	3.1%	4.7%	3.9%
Winston Salem, NC	96.3%	95.0%	1,254	2.7%	4.2%	3.3%
Austin, TX	95.9%	95.0%	1,470	4.0%	4.8%	4.4%
All Other (3)	95.1%	93.9%	1,542	3.1%	4.5%	3.8%
Total / Average	95.2%	94.0%	$1,510	3.2%	6.1%	4.4%

(1)	Property and leasing information excludes held for sale properties.

(2)	Leased percentage, occupancy percentage and average contractual monthly rent per property are reflected as of period end.

(3)	Represents 22 markets in 16 states.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent

Leasing Performance

	2Q17	1Q17	4Q16	3Q16	2Q16
Average Change in Rent for Renewals	3.2%	3.1%	3.3%	3.4%	4.1%
Average Change in Rent for Re-leases	6.1%	4.0%	2.7%	5.0%	7.5%
Average Blended Change in Rent	4.4%	3.5%	3.0%	4.1%	5.6%

Scheduled Lease Expirations

	MTM	3Q17	4Q17	1Q18	2Q18	Thereafter
Lease expirations	2,093	11,684	7,511	11,509	12,227	1,065

Top 20 Markets Home Price Appreciation Trends

The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas”, which is used for purposes of computing the “HPA Factor” for our 5% Series A participating preferred shares, 5% Series B participating preferred shares and 5.5% Series C participating preferred shares as described in the prospectuses for those securities.

	HPA Index (1)						HPA Index Change
Market	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Mar 31, 2017
Dallas-Fort Worth, TX (2)	100.0	108.4	115.2	127.6	140.1	143.4	43.4%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	123.4	23.4%
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	144.4	44.4%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	142.4	42.4%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	125.9	25.9%
Houston, TX	100.0	110.8	123.1	130.1	133.0	132.7	32.7%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	121.0	21.0%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	149.9	49.9%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	147.8	47.8%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	145.9	45.9%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	132.1	32.1%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	147.6	47.6%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	127.5	27.5%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	138.3	38.3%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	149.8	49.8%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	164.3	64.3%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	127.2	27.2%
Denver, CO	100.0	111.0	121.5	136.5	149.9	156.7	56.7%
Austin, TX	100.0	110.1	122.2	133.9	145.7	145.8	45.8%
Greenville, SC	100.0	104.1	110.8	117.8	127.6	126.9	26.9%
Average							39.7%

(1)
Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through March 31, 2017. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.

(2)	Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent

Disposition Summary
(Amounts in thousands, except property data)

	Single-Family Properties Held for Sale (1)			Single-Family Properties Sold 2Q17
Market	Vacant	Leased	Total	Number of Properties	Net Proceeds
Greater Chicago area, IL and IN	101	249	350	57	$3,933
Inland Empire, CA	5	43	48	5	1,596
Miami, FL	28	19	47	6	1,829
Central Valley, CA	15	26	41	4	936
Atlanta, GA	8	8	16	11	1,104
Dallas-Fort Worth, TX	4	10	14	2	417
San Antonio, TX	7	5	12	2	284
Nashville, TN	2	5	7	1	117
Memphis, TN	3	4	7	3	304
Oklahoma City, OK	1	5	6	2	292
Raleigh, NC	5	—	5	7	685
Phoenix, AZ	2	2	4	4	466
Houston, TX	1	3	4	—	—
Tucson, AZ	1	2	3	4	406
Fort Myers, FL	3	—	3	—	—
Denver, CO	1	2	3	5	1,422
Tampa, FL	2	—	2	—	—
Austin, TX	2	—	2	—	—
Indianapolis, IN	1	1	2	2	261
Charleston, SC	1	—	1	2	139
Winston Salem, NC	1	—	1	—	—
Orlando, FL	1	—	1	3	665
Columbus, OH	—	1	1	1	134
Cincinnati, OH	—	1	1	1	168
Charlotte, NC	1	—	1	3	354
Knoxville, TN	—	—	—	1	115
Greenville, SC	—	—	—	1	112
Total	196	386	582	127	$15,739

(1)	Reflects single-family properties held for sale as of June 30, 2017.

ATM Share Issuance History
(Amounts in thousands, except share and per share data)

Board authorization announced on 11/10/16		$400,000

Quarterly Period	Common Shares Issued	Gross Proceeds	Average Issuance Price Per Share
4Q16	4,919,948	$103,983	$21.13
1Q17	629,532	14,304	22.72
2Q17	222,073	5,066	22.81
Total	5,771,553	$123,353	$21.37

	Remaining authorization:	$276,647

Refer to "Defined Terms and Non-GAAP Reconciliations" for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations
Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Core Net Operating Income ("Core NOI") and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues from single-family properties, which is calculated as rents and fees from single-family properties, net of bad debt expense, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense, expenses reimbursed by tenant charge-backs and bad debt expense.

Core NOI also excludes (1) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value, (2) noncash gain or loss on conversion of convertible units, (3) gain or loss on early extinguishment of debt, (4) gain or loss on sales of single-family properties and other, (5) depreciation and amortization, (6) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (7) noncash share-based compensation expense, (8) interest expense, (9) general and administrative expense, (10) other expenses and (11) other revenues. We consider Core NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe is a meaningful supplemental non-GAAP financial measure because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three and six months ended June 30, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$237,008	$220,314	$470,762	$415,273
Tenant charge-backs	(27,382)	(20,253)	(55,755)	(41,269)
Bad debt expense	(1,333)	(1,414)	(2,843)	(2,483)
Other revenues	(2,288)	(3,846)	(3,958)	(7,597)
Core revenues	$206,005	$194,801	$408,206	$363,924

Core property operating expenses
Property operating expenses	$85,954	$77,887	$169,259	$146,499
Property management expenses	17,442	18,096	34,920	34,842
Noncash share-based compensation - property management	(424)	(398)	(841)	(755)
Expenses reimbursed by tenant charge-backs	(27,382)	(20,253)	(55,755)	(41,269)
Bad debt expense	(1,333)	(1,414)	(2,843)	(2,483)
Core property operating expenses	$74,257	$73,918	$144,740	$136,834

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net loss attributable to common shareholders	$(186)	$(10,404)	$(1,676)	$(14,781)
Dividends on preferred shares	15,282	7,412	28,869	12,981
Noncontrolling interest	(30)	(761)	(331)	3,075
Net income (loss)	15,066	(3,753)	26,862	1,275
Remeasurement of participating preferred shares	1,640	150	7,050	450
Gain on conversion of Series E units	—	—	—	(11,463)
Loss on early extinguishment of debt	6,555	—	6,555	—
Gain on sale of single-family properties and other, net	(2,454)	(658)	(4,480)	(892)
Depreciation and amortization	72,716	79,604	146,669	149,121
Acquisition fees and costs expensed	1,412	3,489	2,508	9,142
Noncash share-based compensation - property management	424	398	841	755
Interest expense	28,392	35,481	60,281	66,458
General and administrative expense	8,926	7,931	18,221	16,501
Other expenses	1,359	2,087	2,917	3,340
Other revenues	(2,288)	(3,846)	(3,958)	(7,597)
Tenant charge-backs	27,382	20,253	55,755	41,269
Expenses reimbursed by tenant charge-backs	(27,382)	(20,253)	(55,755)	(41,269)
Bad debt expense excluded from operating expenses	1,333	1,414	2,843	2,483
Bad debt expense included in revenues	(1,333)	(1,414)	(2,843)	(2,483)
Core Net Operating Income	131,748	120,883	263,466	227,090
Less: Non-Same-Home Core Net Operating Income	29,027	24,405	57,430	34,582
Same-Home Core Net Operating Income	102,721	96,478	206,036	192,508
Less: Same-Home capital expenditures	7,118	7,465	12,160	13,345
Same-Home Core Net Operating Income After Capital Expenditures	$95,603	$89,013	$193,876	$179,163

Unencumbered Core NOI and Encumbered Core NOI
Core Net Operating Income	$131,748	$120,883	$263,466	$227,090
Less: Encumbered Core Net Operating Income	50,737	47,997	101,754	95,497
Unencumbered Core Net Operating Income	$81,011	$72,886	$161,712	$131,593

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following are reconciliations of core revenues, core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Core revenues
Total revenues	$237,008	$233,754	$227,559	$236,057	$220,314
Tenant charge-backs	(27,382)	(28,373)	(23,177)	(30,808)	(20,253)
Bad debt expense	(1,333)	(1,510)	(1,877)	(2,609)	(1,414)
Other revenues	(2,288)	(1,670)	(2,987)	(5,214)	(3,846)
Core revenues	$206,005	$202,201	$199,518	$197,426	$194,801

Core property operating expenses
Property operating expenses	$85,954	$83,305	$78,323	$92,488	$77,887
Property management expenses	17,442	17,478	17,547	18,335	18,096
Noncash share-based compensation - property management	(424)	(417)	(394)	(411)	(398)
Expenses reimbursed by tenant charge-backs	(27,382)	(28,373)	(23,177)	(30,808)	(20,253)
Bad debt expense	(1,333)	(1,510)	(1,877)	(2,609)	(1,414)
Core property operating expenses	$74,257	$70,483	$70,422	$76,995	$73,918

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net loss attributable to common shareholders	$(186)	$(1,490)	$2,391	$(21,152)	$(10,404)
Dividends on preferred shares	15,282	13,587	13,587	13,669	7,412
Noncontrolling interest	(30)	(301)	(6,640)	7,316	(761)
Net income (loss)	15,066	11,796	9,338	(167)	(3,753)
Remeasurement of participating preferred shares	1,640	5,410	4,080	2,490	150
Loss on early extinguishment of debt	6,555	—	—	13,408	—
Gain on sale of single-family properties and other, net	(2,454)	(2,026)	(1,995)	(11,682)	(658)
Depreciation and amortization	72,716	73,953	74,164	75,392	79,604
Acquisition fees and costs expensed	1,412	1,096	544	1,757	3,489
Noncash share-based compensation - property management	424	417	394	411	398
Interest expense	28,392	31,889	31,538	32,851	35,481
General and administrative expense	8,926	9,295	8,524	8,043	7,931
Other expenses	1,359	1,558	5,496	3,142	2,087
Other revenues	(2,288)	(1,670)	(2,987)	(5,214)	(3,846)
Tenant charge-backs	27,382	28,373	23,177	30,808	20,253
Expenses reimbursed by tenant charge-backs	(27,382)	(28,373)	(23,177)	(30,808)	(20,253)
Bad debt expense excluded from operating expenses	1,333	1,510	1,877	2,609	1,414
Bad debt expense included in revenues	(1,333)	(1,510)	(1,877)	(2,609)	(1,414)
Core Net Operating Income	131,748	131,718	129,096	120,431	120,883
Less: Non-Same-Home Core Net Operating Income	29,027	28,403	26,869	24,509	24,405
Same-Home Core Net Operating Income	102,721	103,315	102,227	95,922	96,478
Less: Same-Home capital expenditures	7,118	5,042	5,401	8,967	7,465
Same-Home Core Net Operating Income After Capital Expenditures	$95,603	$98,273	$96,826	$86,955	$89,013

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Debt and Preferred Shares to Adjusted EBITDA

Jun 30, 2017
(Unaudited)
Total Debt	$2,480,787
Preferred shares at liquidation value	1,133,781
Total Debt and preferred shares	3,614,568

Adjusted EBITDA - TTM	$487,562

Debt and Preferred Shares to Adjusted EBITDA	7.4 x

Fixed Charge Coverage

For the Trailing Twelve Months Ended Jun 30, 2017
(Unaudited)
Interest expense per income statement	$124,670
Less: noncash interest expense related to acquired debt	(4,054)
Less: amortization of deferred financing costs	(9,739)
Add: capitalized interest	2,933
Cash interest	113,810
Dividends on preferred shares	56,125
Fixed charges	169,935

Adjusted EBITDA	$487,562

Fixed Charge Coverage	2.9 x

Net Debt to Adjusted EBITDA

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total Debt	$2,480,787	$2,999,587	$2,981,062	$2,988,383	$3,166,858
Less: cash and cash equivalents	(67,325)	(495,802)	(118,799)	(106,308)	(270,369)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(56,058)	(63,147)	(62,062)	(61,434)	(63,729)
Net debt	$2,331,738	$2,414,972	$2,774,535	$2,794,975	$2,807,094

Adjusted EBITDA - TTM	$487,562	$477,578	$454,415	$420,989	$385,801

Net Debt to Adjusted EBITDA	4.8 x	5.1 x	6.1 x	6.6 x	7.3 x

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Unencumbered Core NOI %

For the Three Months Ended Jun 30, 2017
(Unaudited)
Unencumbered Core Net Operating Income	$81,011
Core Net Operating Income	$131,748
Unencumbered Core Net Operating Income %	61.5%

EBITDA / Adjusted EBITDA / Adjusted EBITDA after Capex and Leasing Costs / Adjusted EBITDA Margin / Adjusted EBITDA after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. Adjusted EBITDA is a supplemental non-GAAP financial measure calculated by adjusting EBITDA for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) net gain or loss on sales / impairment of single-family properties and other, (3) noncash share-based compensation expense, (4) gain or loss on early extinguishment of debt, (5) gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value. Adjusted EBITDA after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDA for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDA Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA divided by total revenues, net of tenant charge-backs. Adjusted EBITDA after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDA after Capex and Leasing costs divided by total revenues, net of tenant charge-backs. We consider these metrics to be meaningful financial measures of operating performance because they exclude the impact of various income and expense items that are not indicative of operating performance.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA, Adjusted EBITDA, Adjusted EBITDA after Capex and Leasing Costs, Adjusted EBITDA Margin and Adjusted EBITDA after Capex and Leasing Costs Margin for the three and six months ended June 30, 2017 and 2016 (amounts in thousands):

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(186)	$(10,404)	$(1,676)	$(14,781)
Dividends on preferred shares	15,282	7,412	28,869	12,981
Noncontrolling interest	(30)	(761)	(331)	3,075
Net income (loss)	15,066	(3,753)	26,862	1,275
Interest expense	28,392	35,481	60,281	66,458
Depreciation and amortization	72,716	79,604	146,669	149,121
EBITDA	$116,174	$111,332	$233,812	$216,854

Noncash share-based compensation - general and administrative	697	585	1,218	1,098
Noncash share-based compensation - property management	424	398	841	755
Acquisition fees and costs expensed	1,412	3,489	2,508	9,142
Net (gain) loss on sale / impairment of single-family properties and other	(896)	68	(1,993)	8
Loss on early extinguishment of debt	6,555	—	6,555	—
Gain on conversion of Series E units	—	—	—	(11,463)
Remeasurement of participating preferred shares	1,640	150	7,050	450
Adjusted EBITDA	$126,006	$116,022	$249,991	$216,844

Recurring capital expenditures (1)	(9,096)	(8,755)	(15,540)	(14,772)
Leasing costs	(1,919)	(2,151)	(3,401)	(4,080)
Adjusted EBITDA after Capex and Leasing Costs	$114,991	$105,116	$231,050	$197,992

Total revenues	$237,008	$220,314	$470,762	$415,273
Less: tenant charge-backs	(27,382)	(20,253)	(55,755)	(41,269)
Total revenues, net of tenant charge-backs	$209,626	$200,061	$415,007	$374,004

Adjusted EBITDA Margin	60.1%	58.0%	60.2%	58.0%

Adjusted EBITDA after Capex and Leasing Costs Margin	54.9%	52.5%	55.7%	52.9%

(1)
As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
The following is a reconciliation of net loss attributable to common shareholders, determined in accordance with GAAP, to EBITDA and Adjusted EBITDA for the following trailing twelve-month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(20,437)	$(30,655)	$(33,542)	$(56,407)	$(63,871)
Dividends on preferred shares	56,125	48,255	40,237	32,219	24,119
Noncontrolling interest	345	(386)	3,751	13,949	9,742
Net income (loss)	36,033	17,214	10,446	(10,239)	(30,010)
Interest expense	124,670	131,759	130,847	127,183	118,198
Depreciation and amortization	296,225	303,113	298,677	286,676	279,084
EBITDA	456,928	452,086	439,970	403,620	367,272

Noncash share-based compensation - general and administrative	2,196	2,084	2,076	2,051	2,173
Noncash share-based compensation - property management	1,646	1,620	1,560	1,475	1,375
Acquisition fees and costs expensed	4,809	6,886	11,443	16,179	18,575
Net (gain) loss on sale / impairment of single-family properties and other	(11,600)	(10,636)	(9,599)	(11,107)	8
Loss on early extinguishment of debt	19,963	13,408	13,408	13,408	—
Gain on conversion of Series E units	—	—	(11,463)	(11,463)	(11,463)
Remeasurement of Series E units	—	—	—	1,356	1,881
Remeasurement of participating preferred shares	13,620	12,130	7,020	5,470	5,980
Adjusted EBITDA	$487,562	$477,578	$454,415	$420,989	$385,801

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition fees and costs expensed incurred with recent business combinations and the acquisition of individual properties, (2) noncash share-based compensation expense, (3) noncash interest expense related to acquired debt, (4) gain or loss on early extinguishment of debt, (5) noncash gain or loss on conversion of convertible units and (6) noncash fair value adjustments associated with remeasuring our participating preferred shares derivative liability to fair value.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) actual leasing costs incurred during the period. As a portion of our homes are recently acquired and / or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual capital expenditures per Same-Home Property by (b) our total number of properties, excluding non-stabilized and held for sale properties.

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders is a helpful measure of a REIT’s performance since this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, are helpful to investors as supplemental measures of the operating performance of the Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income (loss) per share or net cash flow provided by operating activities, as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income or loss attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Leased Property
A property is classified as leased upon the execution (i.e., signature) of a lease agreement.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

American Homes 4 Rent

Defined Terms and Non-GAAP Reconciliations (continued)
Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Jun 30,		For the Six Months Ended Jun 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Property management expenses	$17,442	$18,096	$34,920	$34,842
Less: tenant charge-backs	(1,143)	(1,105)	(2,604)	(2,557)
Less: noncash share-based compensation - property management	(424)	(398)	(841)	(755)
Property management expenses, net	15,875	16,593	31,475	31,530

General and administrative expense	8,926	7,931	18,221	16,501
Less: noncash share-based compensation - general and administrative	(697)	(585)	(1,218)	(1,098)
General and administrative expense, net	8,229	7,346	17,003	15,403

Leasing costs	1,919	2,151	3,401	4,080
Platform costs	$26,023	$26,090	$51,879	$51,013

Rents from single-family properties	$204,648	$193,491	$405,755	$361,486
Fees from single-family properties	2,690	2,724	5,294	4,921
Total portfolio rents and fees	$207,338	$196,215	$411,049	$366,407

Platform Efficiency Percentage	12.6%	13.3%	12.6%	13.9%

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are considered stabilized, as an entire group, provided (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards.

Total Debt
Includes principal balances on asset-backed securitizations, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts on acquired debt, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period, divided by the total number of properties.

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Operating Officer

Diana M. Laing	Sara H. Vogt-Lowell
Chief Financial Officer	Chief Legal Officer

David Goldberg	Stephanie Heim
Executive Vice President	Executive Vice President - Counsel & Assistant Secretary

Christopher C. Lau	Bryan Smith
Executive Vice President - Finance	Executive Vice President - President of Property Management

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

Analyst Coverage (1)

Bank of America Merrill Lynch	Credit Suisse	Evercore ISI	FBR Capital Markets & Co
Juan Sanabria	Douglas Harter	Steve Sakwa	David Corak
juan.sanabria@baml.com	douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	dcorak@fbr.com

Green Street Advisors	GS Global Investment Research	JMP Securities	JP Morgan Securities
John Pawlowski	Andrew Rosivach	Aaron Hecht	Anthony Paolone
jpawlowski@greenst.com	andrew.rosivach@gs.com	ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com

Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.	Morgan Stanley	Raymond James & Associates, Inc.
Jade Rahmani	Haendel St. Juste	Richard Hill	Buck Horne
jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com	richard.hill1@morganstanley.com	buck.horne@raymondjames.com

Wells Fargo Securities	Zelman & Associates
Jeff Donnelly	Dennis McGill
jeff.donnelly@wellsfargo.com	dennis@zelmanassociates.com

(1)
The sell-side analysts listed above follow American Homes 4 Rent ("AMH"). Any opinions, estimates or forecasts regarding AMH's performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.